Exhibit 21

L-3 Communications Holdings, Inc. and Subsidiaries
As of December 31, 2004

L-3 Communications Holdings, Inc.
  L-3 Communications Corporation
  6292151 Canada Inc.
  L-3 Communications Electronic Systems
  135363 Canada Inc.
  Aviation Communications & Surveillance Systems, LLC (70%)
  ACSS – NZSC Limited (70%)
  Honeywell TCAS Inc. (70%)
  C3-ilex, LLC (25.2%)
  CMC Holdings, Inc.
  L-3 Communications Cincinnati Electronics Corporation
  Sonoma Design Group, Inc. (34%)
  Electrodynamics, Inc.
  Henschel Inc.
  Hygienetics Environmental Services, Inc.
  Interstate Electronics Corporation
  KDI Precision Products, Inc.
  L-3 Canada Acquisition Inc.
  Wescam Inc.
  1179023 Ontario Ltd
  1374474 Ontario Inc.
  Film Europe Limited (20%)
  Mosaic Mapping Inc. (14%)
  New Vision Group Inc. (10%)
  Wescam Asia Pte Ltd (50%)
  Wescam Europe Limited
  Wescam Financial (U.S.A.) LLC
  L-3 Communications Aeromet, Inc.
  L-3 Communications AIS GP Corporation
  L-3 Communications Integrated Systems L.P. (1%+99%)
  L-3 Communications Vertex Aerospace LLC
  Army Fleet Support, LLC (40% +40%)
  J-R Technical Management, L.L.C. (50%)
  J-R Technical Services Limited Partnership, L.L.P. (49.5%+1%*50%)
  L-3 Communications Flight Capital LLC
  L-3 Communications Flight International Aviation LLC
  L-3 Communications Vector International Aviation LLC
  L3 Communications Australia Proprietary Limited
  L-3 Communications Australia Pty Ltd
  L-3 Communications Avionics Systems, Inc.
  L-3 Communications AVISYS Corporation
  L-3 Communications Aydin Corporation
  Aydin Foreign Sales Limited
  Aydin S.A. (19%)
  L-3 Communications Global Network Solutions U.K. Ltd.
  L-3 Communications Investments Inc.
  Aydin Yazilim ve Elektronik Sanayi A.S. (100%)
  L-3 Communications Canada Inc.
  L-3 Communications MAS (Canada) Inc.
  Spar Aerospace Limited

L-3 Communications Holdings, Inc. and Subsidiaries — (continued)
As of December 31, 2004

  International Aerospace Management Company Scrl (20%)
  Sovcan Star Satellite Communications Inc. (34%)
  L-3 Communications ESSCO, Inc.
  Electronic Space Systems International Corp.
  ESSCO Collins Limited (99.99%)
  L-3 Communications Government Services, Inc.
  D.P. Associates, Inc.
  L-3 Communications Holding GmbH
  ELAC Nautik Unterstützungskaße GmbH
  Power Paragon (Deutschland) Holding GmbH (99% +1%)
  EuroAtlas Gesellschaft für Leistungselektronik mbH
  JovyAtlas Elektrische Umformtechnik GmbH (99% +1%)
  Astrid Energy Enterprises S.R.L (10%)
  Narda Safety Test Solutions GmbH
  PMM Costuzioni Electtroniche Centro Misure Radioelettriche S.r.l. (98%)
  EMC S.r.l. (33%)
  L-3 Communications Hong Kong Limited
  L-3 Communications ILEX Systems, Inc.
  L-3 Communications Klein Associates, Inc.
  L-3 Communications Korea Corporation
  L-3 Communications Malaysia Sdn. Bhd.
  L-3 Communications MAS (US) Corporation
  L-3 Communications Security and Detection Systems, Inc.
  L-3 Communications Singapore Pte Ltd.
  L-3 Communications Storm Control Systems, Inc.
  L-3 Communications U.K. Ltd.
  Strom Control Systems Limited
  L-3 Communications Westwood Corporation
  L-Tres Comunicaciones Cost Rica, S.A.
  Medical Education Technologies, Inc. (47.5%)
  Microdyne Corporation
  Microdyne Communications Technologies Incorporated
  MCTI Acquisition Corporation
  Apcom, Inc.
  L-3 Communications CSI, Inc.
  Microdyne Ltd.
  Microdyne Outsourcing Incorporated
  MPRI, Inc.
  Civilian Police International, LLC (30%)
  Civilian Police International, Ltd. (30%)
  Ship Analytics, Inc.
  Ship Analytics International, Inc.
  Ship Analytics USA, Inc.
  MVT Equity LLC (33.3%)
  New SI, LLC
  PacOrd Inc.
  Power Paragon, Inc.
  SPD Electrical Systems, Inc.
  SPD Switchgear Inc.
  SYColeman Corporation
  Wescam Holdings (US) Inc.

L-3 Communications Holdings, Inc. and Subsidiaries — (continued)
As of December 31, 2004

  Broadcast Sports Inc.
  Troll Technology Corporation
  Wescam Incorporated
  Wescam Air Ops Inc.
  Wescam Air Ops LLC
  Wescam Sonoma Inc.
  Wescam LLC
  Wolf Coach, Inc.